Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160889 and No. 333-111726) and Form S-8 (No. 333-125355, No. 333-64366, No. 333-43526, No. 333-43524, No. 333-57659 and No. 333-57729) of Eastman Kodak Company of our report dated February 24, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Rochester, New York
February 24, 2011